                                  EXHIBIT 10.9

               Master Development Services Agreement, dated March 15, 2000 by and between Registrant and CFS Group PLC


                      MASTER DEVELOPMENT SERVICES AGREEMENT


         This Master Development Services Agreement (this "Agreement"), effective as of March 15, 2000 (the "Effective Date"), is made by and between Netsol International, Inc., a Nevada corporation with offices located at 5000 North Park Calabasas, Suite 202, Calabasas, California 91302 ("Netsol"), and CFS Group plc, an English public limited company, with its principal office located at CFS House, Intec Business Estate, Wade Road Basingstoke, Hampshire RG24 8NE ("CFS").

         WHEREAS, CFS desires to engage Netsol to perform software development services relating to client/server, e-commerce and Internet software as a preferred developer for CFS as may be requested by CFS and hereafter agreed upon in writing by Netsol (the "Services") in accordance with the terms and conditions of this Agreement; and

         WHEREAS, Netsol agrees to provide the Services to CFS in accordance with the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants hereinafter expressed, the parties hereby mutually agree as follows:

     1. TERM. This Agreement shall be effective as of the date hereof and, unless sooner terminated in accordance with its terms, shall continue in effect for an initial term ending March 15, 2003. This Agreement shall thereafter continue in effect for successive one year terms, unless (a) not later than ninety (90) days prior to the end of the then current term, CFS shall notify Netsol in writing the other that this Agreement will expire or (b) not later than nine months prior to the end of the then current term, Netsol shall notify CFS in writing that this Agreement will expire. In either case, this Agreement shall expire on the last day of the then current term. However, any open Work Order (as hereinafter defined) that remains open on such date, will terminate upon completion.

     2. SCOPE.

         (a) SERVICES. The Services provided by Netsol will be authorized on a Work Order basis.


         (b) PRELIMINARY REQUESTS. CFS shall, from time to time, inform Netsol in reasonable detail of any Services which CFS desires to be performed (other than Services which CFS may perform for itself). Netsol shall, within 7 days thereafter, then provide CFS with a preliminary quote for the Services under the terms of this Agreement, indicating the time to completion, the availability of Netsol resources, the number of person-days required and other appropriate information to allow CFS to consider the quote. CFS shall then have the option of accepting, rejecting or negotiating the quote. If CFS rejects the quote, it may engage third-party software developers to perform the Services (and any follow-on Services relating to the particular project). In such case, the terms of the engagement of the third party shall, when taken as a whole (including, without limitation, availability of resources, time to completion and person-days required), be at least as favorable to CFS as those quoted by Netsol. The preceding sentence shall have no force or effect after the occurrence of any event which would cause the shareholders of Netsol as of the date hereof to cease to own at least 51% of the stock of Netsol (or, in the case of a merger or consolidation of Netsol, of its successor).

         (c) WORK ORDERS. If Netsol accepts the opportunity to perform Services for a project offered by CFS, following consultation between CFS and Netsol, Netsol shall prepare a proposed work order which shall include, to the extent applicable:

                  (i) Project identification, approach and objectives, the agreed upon scope of the Services and the location where the Services will be performed;


                  (ii) The software and written deliverables to be developed or prepared specifically for CFS under such Work Order (the "Deliverables"), if any;

                  (iii) Any acceptance tests or standards applicable to the Services or any Deliverables to be provided under such Work Order;

                  (iv) The fees for the Services under such Work Order, if calculated in a manner different from that contemplated in Section 3;

                  (v) The period of performance for the Services under such Work Order;

                  (vi) Any project assumptions;

                  (vii) Staffing by the parties and any CFS resource commitments and responsibilities in addition to those set forth in this Agreement;

                  (viii) Any agreement regarding intellectual property rights of the parties to the extent such agreement would differ from the agreements set forth in Section 5;

                  (ix)  The  identification  of  any  third-party   intellectual
property made available by each party; and

                  (x) Any other information or agreements deemed relevant by the parties.

Each proposed work order shall be approved by CFS and, when acceptable to both parties (with such acceptance not to be unreasonably withheld), shall be executed by both parties (upon such execution, and as may be modified from time to time in accordance herewith, a "Work Order"). Each Work Order is incorporated by reference into, and shall be deemed a part of, this Agreement. Netsol will perform the Services contemplated by each Work Order. Except as may be expressly provided in this Agreement, nothing in this Agreement shall constitute a commitment of either party to enter any particular Work Order. Except as may otherwise be agreed in writing, Netsol shall be compensated as provided in EXHIBITS A and B in preparing any proposed work order, or any proposed addendum or change order to a Work Order, which is prepared at the request of CFS.

         (d) AMENDMENTS TO WORK ORDERS. If at any time a party believes that services or activities that are in addition to or inconsistent with the Services under a particular Work Order are desirable or necessary, that party shall notify the other party and shall submit a proposal to the other party, which shall describe the terms of the Work Order so affected. If such proposal is approved by the other party, the parties shall execute an addendum or change order applicable to such Work Order and incorporate such proposal into such Work Order.

     3. COMPENSATION. Unless provided otherwise in any Work Order, as compensation for the Services and for the discharge of all Netsol's obligations under any Work Order, CFS shall pay Netsol's fees in accordance with the rate schedule attached hereto as EXHIBIT A. Such fees shall be payable in U.S. Dollars to Netsol's account within thirty (30) days after the receipt of a monthly invoice covering Services rendered hereunder not previously invoiced. The invoice shall include a summary description of the Services which were performed during the covered period. Netsol shall be compensated for its days worked and reasonable travel, administrative and out-of-pocket expenses, in accordance with the guidelines attached hereto as EXHIBIT B, unless the applicable Work Order states to the contrary. CFS shall have the right, at reasonable intervals, to audit the books and records of Netsol relating to the performance of this Agreement to the minimum extent reasonably necessary to establish that the amounts invoiced to CFS under this Agreement are correct.

     4. CONFIDENTIAL INFORMATION; NON-COMPETITION.

         (a) DEFINITION. "Confidential Information" means (a) all information that is not generally known to the public and which either party, or its suppliers, clients or other persons (to the extent such party owes a duty of confidence to any such person) has rights, which information is marked confidential, restricted or proprietary by the party having rights in the same, or which, under all of the circumstances, ought reasonably to be treated as confidential and/or proprietary, including this Agreement, (b) trade secrets and
(c) information relating to customers. Notwithstanding the foregoing, Confidential Information does not include information that: (i) is, as of the time of its disclosure, or thereafter becomes, part of the public domain through a source other than the receiving party; (ii) was known to the receiving party as of the time of its disclosure; or (iii) other than trade secrets, is subsequently learned from a third party (i.e., not Netsol, CFS or any of their respective employees or agents) not subject to an obligation of confidentiality with respect to the information disclosed.

         (b) RESTRICTIONS. Each party agrees that, with respect to any Confidential Information disclosed by one party to the other party except as expressly specified in this Agreement, the party receiving such Confidential Information (i) shall maintain in confidence such Confidential Information, using the same degree of care as it uses to protect its own confidential information of like nature, but not less than a reasonable degree of care, and
(ii) shall not disclose any such Confidential Information to any person outside that party's business organization. Netsol acknowledges and understands that in the course of performance under this Agreement, CFS will disclose trade secrets to Netsol employees and agents, and Netsol agrees that its employees and agents will only share information related to such trade secrets with other Netsol employees or agents on a need-to-know basis. Netsol represents and warrants that each of its employee and agents with access to Confidential Information will have agreed to be bound to the terms of a nondisclosure/non-competition agreement ("IP agreement") mutually acceptable to both parties. Netsol will use reasonable efforts to enforce such IP agreements.

         (c) EXCEPTIONS. Nothing in this Agreement shall limit the ability of a party in possession of the Confidential Information of the other to disclose such Confidential Information, and such party shall have no liability for such disclosure, if such disclosure is (i) required to be made pursuant to law or regulation, government authority, duly authorized subpoena or court order, whereupon the receiving party will provide prompt notice to the disclosing party and give such party an opportunity to respond prior to such disclosure; (ii) required to be made to a court or other tribunal in connection with the enforcement of such party's rights under this Agreement; or (iii) is approved by the prior written consent of the disclosing party.

         (d) SURVIVAL OF RESTRICTIONS. The terms of this Section 4 will survive the expiration or earlier termination of this Agreement and will continue in full force and effect for a period of two (2) years from the date of such expiration or termination of this Agreement or as otherwise required by law or regulation. The provisions of this Section 4 shall not limit any of the rights of the parties set forth in Section 5.

         (e) NON-COMPETITION. For the period commencing with the date of this Agreement through the date two (2) years after the termination or expiration of this Agreement, Netsol shall not develop, modify, sell, produce or license, or provide consulting or programming services regarding, or engage in any other business activity with, any product other than the Product (as defined in the Software Distribution Agreement of even date herewith between the parties (the "SDA") (it being agreed, however, that Netsol may continue its present relationship with DaimlerChrysler and may continue to distribute the Product to End Users during the Ramp Period as set forth in Section 2 of the SDA) which (a) competes with any Product or involves asset based leases or the management thereof, or (b) which competes with any product of CFS to which Netsol has devoted any efforts pursuant to this Agreement.

         (f) NETWORK SECURITY. Netsol shall adhere to CFS' reasonable policies for the protection of CFS' computer network, including, without limitation, procedures for the protection and confidentiality of network passwords.

     5. INTELLECTUAL PROPERTY. Unless otherwise specified in a Work Order and subject to any third party's rights, upon full payment, as between the parties, CFS exclusively shall have all rights, title and interest, including without limitation, all intellectual property rights of any kind, in any Deliverable, invention, works of authorship, ideas or information made or conceived or reduced to practice by Netsol or the parties jointly in the course of development under this Agreement, all of which shall be deemed to be "works made for hire" under U.S. and international copyright laws to the extent allowed by law. Notwithstanding the preceding sentence, Netsol shall have and retains the right to use its knowledge, experience, and know-how, including processes, ideas, concepts and techniques developed in the course of performing the Services ("Netsol Know-How"); provided however, that such rights are exercised in a manner consistent with Section 4. The parties hereby make any assignments necessary to accomplish the foregoing provisions. Netsol agrees to give CFS reasonable assistance, at CFS's expense, to perfect such assignment of such rights, titles and interest. Netsol hereby grants to CFS a perpetual, worldwide, fully paid-up limited license to use the Netsol Know-How for the purpose of utilizing the Deliverables for internal use and licensing to third parties, with such license assignable in any manner consistent with Section 13(h).

         As between the parties, and notwithstanding the foregoing, Netsol shall retain all rights, title and interest in and to the Technical Elements. "Technical Elements" means data, modules, components, designs, utilities, subsets, objects, program listings, tools, models, methodologies, programs, systems, analysis frameworks, leading or best practices and specifications that are both (i) integrated into the Deliverables and (ii) owned or developed by Netsol prior to, or independently from, its engagement hereto. Subject to the terms of this Agreement, Netsol grants to CFS a perpetual, worldwide, fully paid-up limited license to use, distribute and modify such Technical Elements. The parties agree that the Technical Elements shall be deemed the Confidential Information of Netsol.

         Netsol agrees to deliver to CFS a copy of the source code and source documentation for each Deliverable accepted by CFS, including any enhancements or updates to such Deliverable. Netsol also agrees to provide for regular delivery of source code by Netsol to CFS during the course of development of each Deliverable on mutually acceptable terms.

     6. STAFFING. For the initial twelve (12)-month period following the Effective Date of this Agreement, CFS agrees to (a) provide sufficient work orders to enable a minimum of five (5) Team Leaders and ten (10) Software Developers provided by Netsol to be fully utilized throughout such twelve
(12)-month period (such people are referred to as the "Base Team"), and (b) pay Netsol a minimum amount of compensation computed based on the full utilization of the members of the Base Team regardless of whether such members are actually utilized by CFS. If the staffing levels proposed by Netsol in a particular Work Order are insufficient to satisfy the schedule or period of performance required by such Work Order, Netsol shall bear the expense of any additional personnel if Netsol determines that additional staffing resources are necessary. If CFS proposes to change the staffing requirements for Netsol, CFS shall provide prior notice of no less than: (i) ninety (90) days prior to decreasing staffing requirements, and (ii) thirty (30) days prior to increasing staffing requirements. Netsol employees assigned to perform Services under a particular Work Order shall not be permitted to perform Services under any other Work Order without the consent of CFS. The Base Team shall be exclusively dedicated to CFS and shall not perform any services for any Netsol internal needs or any other Netsol customer. No member of the Base Team shall be replaced by Netsol without the consent of CFS, except under circumstances where that person's services are no longer used by Netsol or any affiliate. In the event a member of the Base Team does leave the Base Team, Netsol shall be responsible for replacing that person with a fully trained replacement at Netsol's expense as quickly as possible.

     7. RELATIONSHIP OF PARTIES.

         (a) INDEPENDENT CONTRACTOR. Nothing herein contained will be construed to imply a joint venture, partnership or principal-agent relationship between CFS and Netsol. Netsol will provide Services as an independent contractor. Netsol does not undertake by this Agreement or otherwise to perform any obligation of CFS, whether regulatory or contractual, or to assume any responsibility for CFS's business or operations.

         (b) CONCERNING EMPLOYEES OF CFS AND NETSOL. Personnel supplied by either party will be deemed employees of such party and will not for any purpose be considered employees or agents of the other party. Except as may otherwise be provided in this Agreement, each party shall be solely responsible for the supervision, daily direction and control of its employees and payment of their salaries (including withholding of appropriate payroll taxes), workers' compensation, disability and other benefits.

     8. CFS RESPONSIBILITY. CFS shall: (a) have the overall direction for all Services to be performed hereunder; (b) provide Netsol, in a timely fashion, with all information reasonably required for the performance of the Services by Netsol hereunder; (c) provide Netsol with reasonable access to the premises necessary for the performance of the Services; (d) cooperate fully with Netsol in the providing of Services; (e) provide adequate resources in accordance with the applicable Work Order to participate in or facilitate the performance of the Services; (f) participate in the conduct of training sessions; (g) be responsible for the development of new documentation procedures; (h) timely participate in meetings and make its personnel readily available for such meetings; (i) approve or reject Deliverables and reports provided to CFS by Netsol within the time periods specified in the Acceptance Testing Standards to be agreed to by the parties; (j) assign personnel with relevant training and experience to work as part of a project team with Netsol or in consultation with Netsol's personnel; and (k) provide a time management system for tracking Netsol resources utilized in performing Services under particular Work Orders.

     9. CONTRACT PERFORMANCE.

         (a) PROJECT SPONSOR. A management official designated by CFS (the "Project Sponsor") shall have overall responsibility for the performance of each Work Order by CFS, for coordinating the performance of the Services with Netsol, for acting as a day-to-day contact with the Account Executive (as defined below) and for making available to Netsol the data, facilities, resources and other support services from CFS required for Netsol to be able to perform the Services in a timely and accurate manner.

         (b) ACCOUNT EXECUTIVE. A management official designated by Netsol (the "Account Executive") shall have primary operational responsibility for Netsol's performance of the Services, including all Netsol personnel and other technical resources used in performing the Services, and will serve as day-to-day contact with the Project Sponsor.

         (c) AUTHORITY TO MAKE CHANGES. The Project Sponsor and the Account Executive may propose, accept and implement changes to technical aspects of any Work Order by signing amendments thereto setting forth such changes, provided such changes do not affect the fees or reimbursements agreed upon under any Work Order or materially change the Services. Any material change to the Services under any Work Order must be agreed to by the parties and set forth in writing in an addendum or change order to the relevant Work Order executed by the parties.

         (d) STEERING COMMITTEE. CFS and Netsol shall each appoint two representatives (or such other number, equally divided among CFS and Netsol, as they may agree from time-to-time) to a Steering Committee (the "Steering Committee") which will meet on a regular basis and at such time as its members or the parties deem appropriate, to discuss relevant developments relating to this Agreement. The Steering Committee shall serve an advisory function only, except that the parties may agree to confer specific duties and responsibilities thereon, which shall be set forth on a written charter for the Steering Committee signed by the parties.

     10. WARRANTY AND LIMITATION OF LIABILITY.

         (a) WARRANTY. Netsol will exercise due professional care and competence in the performance of the Services. CFS must provide Netsol with written notice of any deficiencies in the Services within ninety (90) days of acceptance by CFS of the Services under any Work Order. For any breach of the above warranty for which CFS provides such notice to Netsol, CFS's exclusive remedy, and Netsol's entire liability, shall be the re-performance of the Services. (It being understood that services supplied by Netsol outside the warranty shall be paid for pursuant to the Maintenance and Support Agreement defined in the SDA.) If Netsol is unable to re-perform the Services as warranted within ninety (90) days, CFS shall be entitled to recover the fees actually paid to Netsol for the deficient Services.

         (b) LIMITED LIABILITY. Except with respect to Sections 4 and 5, to the fullest extent permitted by applicable law, the total aggregate liability to CFS of Netsol and its subcontractors, collectively, regardless of whether such liability is based on breach of contract, tort, strict liability, breach of warranties, failure of essential purpose or otherwise, under this Agreement or any Work Order shall be limited to the lesser of (i) an amount equal to one hundred fifty percent (150%) of the fees paid by CFS to Netsol or (ii) but not to exceed the net revenues paid by customers to CFS, pursuant to the Work Order under which any such liability arises.

         (c) EXCLUSION OF CONSEQUENTIAL DAMAGES AND LIMITED RECOURSE. Except with respect to Section 4, in no event will Netsol, its subcontractors, or CFS be liable for consequential, incidental, indirect, punitive or special damages (including loss of profits, data, business or goodwill), from all causes of action of any kind, including contract, tort or otherwise, even if advised of the likelihood of such damages occurring. CFS's recourse with respect to any liability or obligation of Netsol hereunder shall be limited to the assets of Netsol, and CFS shall have no recourse against, and shall bring no claim against, any partner or employee of Netsol or any of the assets thereof.

         (d) YEAR 2000 DEFECTS.

                  (i) Incorrect entry, processing, storage, interpretation or reporting of date information that causes computer systems and other digital devices and components thereof


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

that process dates ("Systems") to fail or to produce erroneous results ("Year 2000 Defects"), which Year 2000 Defects may be exceptionally pervasive, complex and latent in CFS's systems.

                  (ii) Subject to Section 10(d)(iii) below, Netsol warrants that any computer software produced exclusively by Netsol hereunder, with third party software tools and components, if any, selected solely by Netsol, that processes dates ("Software"), is designed to manipulate dates correctly, including dates occurring on and after January 1, 2000, provided that any and all dates that are entered into or otherwise supplied for processing by Software are unambiguous as to the year and are otherwise accurate ("Year 2000 Readiness"). The warranty in this Section 10(d)(ii) shall apply only if CFS provides Netsol with written notice of any deficiencies in the Software's manipulation of dates in violation of this warranty within ninety (90) days of completion of the Services under the applicable Work Order. CFS's exclusive remedy, and Netsol's entire liability for any such deficiency shall be the repair of the Software. If Netsol is unable to repair the Software to comply with the warranty provided in this Section 10(d)(ii), CFS shall be entitled to recover the fees paid to Netsol for the deficient Services.

                  (iii) CFS UNDERSTANDS THAT NETSOL IS PERFORMING THE SERVICES HEREUNDER IN RELATION TO SYSTEMS AND DATA THAT HAVE BEEN PRODUCED BY CFS, OR SUPPLIED TO CFS BY THIRD PARTIES, AND FOR WHICH NETSOL HAS NO RESPONSIBILITY. NETSOL WILL HAVE NO LIABILITY FOR (X) THE YEAR 2000 READINESS OF, OR ANY DEFICIENCY IN CFS'S or CFS CUSTOMER'S PRODUCTION AND LEGACY SYSTEMS AND SYSTEMS THAT RECEIVE DATA FROM SYSTEMS, ITEMS, SERVICES OR SOFTWARE PRODUCED BY NETSOL, EXCEPT AS SET FORTH IN SECTION 10(d)(ii) ABOVE, OR (Y) ANY PROCESSING DEFICIENCY IN ANY SYSTEM THAT IS CAUSED IN WHOLE OR PART BY INPUT DATA CONTAINING DATES THAT ARE AMBIGUOUS AS TO THE YEAR OR ARE OTHERWISE INACCURATE.

         (e) INSURANCE. Netsol shall use commercially reasonable efforts to obtain professional indemnity insurance in an amount of Seven Million U.S. Dollars ($7,000,000) to cover liabilities in connection with the Services performed under this Agreement.

         (f) APPLICABILITY TO SUBCONTRACTORS. The provisions of this Section 10 are specifically intended to operate for the benefit of, and shall be enforceable by, any approved subcontractor performing Services on behalf of Netsol hereunder.

         (g) NO OTHER WARRANTIES. EXCEPT AS OTHERWISE STATED IN SECTION 10 HEREOF, NETSOL MAKES NO WARRANTIES OF ANY KIND OR NATURE, WHETHER EXPRESS OR IMPLIED INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, OR WARRANTIES OF ANY SOFTWARE PROVIDED BY A THIRD PARTY VENDOR.

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


     11. TERMINATION.

         (a) BREACH. If Netsol should materially or repeatedly fail to fulfill its obligations (a "breach") under this Agreement or any Work Order, CFS, without liability therefor, may terminate this Agreement, and all outstanding Work Orders, in whole or in part, by giving Netsol written notice of such breach and the intention of CFS to terminate this Agreement. No failure by CFS to follow the provisions of this Agreement (other than Sections 3, 4, 5 and 6) shall be deemed to be a breach of this Agreement. If CFS breaches its obligations under Sections 3, 4, 5 or 6, Netsol, without liability therefor, may terminate this Agreement, and all outstanding Work Orders, in whole or in part, by giving CFS written notice of such breach and the intention of Netsol to terminate this Agreement. Such notice shall be deemed to be effective only if it contains the following sentences in all capital letters: "THIS IS A FORMAL NOTICE OF A BREACH OF CONTRACT. FAILURE TO CURE SUCH BREACH WILL HAVE SIGNIFICANT LEGAL CONSEQUENCES."

         The breaching party will have thirty (30) days from receipt of such notification to cure such breach, except that, with respect to those breaches which cannot reasonably be cured within such thirty (30)-day period, the breaching party shall have such period of time to cure such breach as would be required by a party, in the exercise of good faith and all commercially reasonable efforts, in order to cure such breach; provided, however, that such breaching party shall in fact exercise such good faith and such commercially reasonable efforts to attempt to cure such breach. The failure to cure such breach as stated in the preceding sentence will result in the termination of this Agreement and each Work Order as of the end of such period without prejudice to any other rights the parties may have.

         (b) TERMINATION WITHOUT CAUSE. The parties may terminate this Agreement without cause and without liability as described in Section 1.

         (c) BANKRUPTCY. Either party may terminate this Agreement and all Work Orders hereunder effective immediately upon giving notification thereof in the event the other party is adjudged insolvent or bankrupt, or upon the institution of any proceeding against the other party seeking relief, reorganization or arrangement under any laws relating to insolvency, or for the making of any assignment for the benefit of creditors, or upon the appointment of a receiver, liquidator or trustee of any of the other party's property or assets, or upon liquidation, dissolution or winding up of the other party's business.

     12. FORCE MAJEURE.

         (a) FORCE MAJEURE EVENTS. Each party hereto shall be excused from default or delay in the performance of its obligations hereunder if and to the extent that such default or delay is caused by an act of God, or other cause beyond its reasonable control, including but not limited to, work stoppages, government immigration limitations, fires, riots, accident, explosion, flood, storm, or failures or fluctuations in electrical power, heat light, air conditioning or telecommunications equipment. In such event, the non-performing party shall be excused from performance for as long as such circumstances prevail and shall as soon as practicable notify the other by telephone (to be confirmed promptly in writing) of any actual or anticipated delay.

         (b) CFS DELAYS. Netsol performance hereunder is contingent upon the cooperation of CFS, including the supply to Netsol of adequate resources and information as mutually agreed pursuant to this Agreement and any Work Order. If any delays in Netsol performance occur as a result of failure or untimely performance by CFS, the term of this Agreement and any applicable Work Order, as the case may be, shall be extended to the extent of any such delay and Netsol shall not incur any liability to CFS as a result of such delay.

     13. FURTHER UNDERSTANDINGS.

         (a) NOTICES. All notices, reports, requests, acceptances and other communications required or permitted under this Agreement (except for direct communications between Project Sponsor and the Account Representative as contemplated in Section 9) will be in writing. Notices will be deemed given when actually received. All communications will be sent to the receiving party's address as set forth below or to such other address that the receiving party may have provided for purposes of receiving notices as provided in this Section 13(a).

                  To Netsol:

                                    Netsol International, Inc.
                                    5000 North Park Calabasas, Suite 202
                                    Calabasas, California  91302
                                    United States
                                    Attention:  General Counsel

                           with a copy to:

                                    Brobeck, Phleger & Harrison LLP
                                    12390 El Camino Real
                                    San Diego, California  92130
                                    United States
                                    Attention:  Martin C. Nichols, Esq.

                  To CFS:

                                    CFS Group plc
                                    CFS House
                                    Intec Business Estate
                                    Wade Road Basingstoke
                                    Hampshire  RG24 8NE
                                    United Kingdom
                                    Attention:  Company Secretary


                           with a copy to:

                                    Riordan & McKinzie
                                    600 Anton Boulevard, 18th Floor
                                    Costa Mesa, California  92626
                                    United States
                                    Attention:  Michael P. Whalen, Esq.


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

         (b) BINDING NATURE. This Agreement shall be binding on and inure to the benefit of the parties and their respective successors and permitted assigns.

         (c) SEVERABILITY. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be determined by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of this Agreement shall be interpreted so as best to reasonably effect the intent of the parties. The parties further agree to replace any such invalid or unenforceable provisions with valid and enforceable provisions designed to achieve, to the extent possible, the business purposes and intent of such invalid and unenforceable provisions.

         (d) ENTIRE AGREEMENT. This Agreement, all Exhibits hereto and any Work Orders hereunder constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all agreements and understandings between CFS and Netsol with respect to the subject matter hereof made prior to the date hereof. There are no representations, warranties, understandings or agreements relating to the subject matter hereof which are not fully expressed in this Agreement. No amendment, modification, waiver or discharge of this Agreement shall be valid unless in writing and signed by an authorized representative of the party against whom such amendment, modification, waiver or discharge is sought to be enforced.

         (e) GOVERNING LAW. This Agreement shall be governed by the laws of the State of California, excluding its conflict of law rules.

         (f) NO WAIVER. No waiver or failure to exercise any option, right or privilege under the terms of this Agreement by either of the parties hereto on any occasion or occasions shall be construed to be a waiver of the same on any other occasion or of any other option, right or privilege.

         (g) HEADINGS AND REFERENCES. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to Sections or Exhibits shall, unless otherwise provided, refer to Sections hereof or Exhibits attached hereto, all of which Exhibits are incorporated herein by this reference.

         (h) ASSIGNMENT. This Agreement may not be assigned by either party without the prior written consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may assign this Agreement and its rights and obligations hereunder to any entity that succeeds to or acquires all or substantially all of assets of, or interest in, such party through merger, consolidation, acquisition of assets or other business combination; and provided further, that in the case of an assignment of this Agreement by Netsol, Netsol shall assign the license to Netsol Know-How provided in Section 5 hereof.

         (i) SOLICITATION. During the term of this Agreement, and for a period of one (1) year following the expiration or termination of this Agreement, neither party shall solicit or hire any employee of the other party who has performed Services hereunder without the prior written consent of such other party.

         (j) SURVIVAL. The provisions set forth in Sections 4, 5, 10 and 13, and the provisions of any agreement set forth in an Exhibit hereto to the extent expressly stated therein, shall survive the expiration or any termination of this Agreement.

         (k) ORDER OF PRECEDENCE. In the event of inconsistency between or among the documents listed below, the following order of precedence shall govern:

                  (i) this Agreement and its Exhibits; and

                  (ii) Work Orders (except as to terms specifically identified as superseding the terms of this Agreement, which terms shall control over this Agreement for that Work Order only).

         (l) MEDIATION/ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, any Work Order or the Services provided by Netsol pursuant thereto (including any such matter involving any parent, subsidiary, affiliate, successor in interest, or agent of CFS or of Netsol) shall be submitted first to voluntary mediation, and if mediation is not successful, then to binding arbitration, in accordance with the dispute resolution procedures set forth in EXHIBIT C attached hereto. Judgment on any arbitration award may be entered in any court in the State of New York having proper jurisdiction.

         (m) TRADEMARKS. This Agreement and any Work Order does not give either party ownership in or right to use the other party's trade name or trademarks.

         (n) TAXES. Any applicable taxes incurred in connection with the Services or Deliverables (except for taxes imposed on the income of Netsol) will be billed to, and paid by, CFS, in addition to fees and expenses.

         (o) PUBLIC ANNOUNCEMENT. Neither party shall make any Public Announcement mentioning the other party or this Agreement or the terms hereof without the written consent of such other party, unless required by law or by the applicable regulations of a securities exchange. In the event any party concludes that it is required by law to make such a Public Announcement, it shall use its best efforts to consult with the other party as to the content of such Public Announcement, and give reasonable consideration to such other party's suggestions prior to making such Public Announcement. "Public Announcement" shall mean any public announcement, including any publicly accessible filing with a government or regulatory agency, advertisement, or publication or release for publication of any statement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


NETSOL INTERNATIONAL, INC.                     CFS GROUP PLC


By:                                            By:

/s/ Salim Ghauri                               /s/ N.G. Canderans
--------------------------------------         ---------------------------------
(Signature)                                    (Signature)

Salim Ghauri                                   N.G. Canderans
--------------------------------------         ---------------------------------
(Print Name)                                   (Print Name)

Chief Executive Officer                        CEO CFS Europe Ltd.
--------------------------------------         ---------------------------------
 (Position)                                    (Position)

March 10, 2000                                 March 10, 2000
--------------------------------------         ---------------------------------
(Date)                                         (Date)



By:                                            By:

/s/ Najeeb U. Ghauri                           /s/ Alfred Stein
--------------------------------------         ---------------------------------
(Signature)                                    (Signature)

Najeeb U. Ghauri                               Alfred Stein
--------------------------------------         ---------------------------------
(Print Name)                                   (Print Name)

President and Secretary                        Executive Chairman
--------------------------------------         ---------------------------------
(Position)                                     (Position)

March 10, 2000                                 March 10, 2000
--------------------------------------         ---------------------------------
(Date)                                         (Date)



        [SIGNATURE PAGE TO MASTER DEVELOPMENT SERVICES AGREEMENT]

                                    EXHIBIT A

                                  RATE SCHEDULE


        The labor rates to be charged by Netsol for services shall be determined as follows:

1.      Netsol shall charge its standard daily rates per person per day:

        Skill                                  Rate Structure
        -----                                  --------------
        Team Leader (Training)                $160 per day (for the ninety
                                              (90)-day period following the
                                              initial identification of
                                              the individual (the "Initial
                                              Training Period") for the first
                                              fifteen (15) employees
                                              performing Services



        Team Leader (Project)                 $215 per day (after the Initial
                                              Training Period)

        Software Developer (Training)         $140 per day (during the Initial
                                              Training Period for the first
                                              fifteen (15) employees
                                              performing Services


        Software Developer (Project)          $190 per day (after the Initial
                                              Training Period)

2. Netsol's standard rates are subject to increases from year to year beginning on May 1, 2001 and on each anniversary date thereof. Netsol shall deliver to CFS any proposal for rate increases at least ninety
         (90) days prior to the effective date of any rate increase which Netsol and CFS shall negotiate in good faith. In no event may a rate be increased to a rate that exceeds either: (a) one hundred fifteen percent (115%) of the then-current rates, or (b) the lowest rates provided to any customers of Netsol other than for short-term promotional rates.



                                  Exhibit A-1

                                    EXHIBIT B

                        TRAVEL, LIVING, AND MISCELLANEOUS
                        EXPENSE REIMBURSEMENT GUIDELINES


         For Netsol personnel required to travel away from their primary residence to provide Services to CFS:

1. CFS shall provide housing or lodging accommodations reasonably satisfactory to Netsol.

2. CFS shall reimburse Netsol for per diem expenses for food and incidentals at the daily rates of: (a) Thirty U.S. Dollars ($30) for the United States and Australia; (b) Twenty-Five British Pounds (L 25) for Europe; and
     (c) other amounts to be mutually negotiated by the parties for other countries.

3. CFS shall reimburse Netsol for reasonable ground and economy-class air transportation expenses.



                                   Exhibit B-1

                                    EXHIBIT C

                          DISPUTE RESOLUTION PROCEDURES


The following procedures shall be used to resolve any controversy or claim ("dispute") as provided in this Agreement. If any of these provisions are determined to be invalid or unenforceable, the remaining provisions shall remain in effect and binding on the parties to the fullest extent permitted by law.

MEDIATION

A dispute shall be submitted to mediation by written notice to the other party or parties. In the mediation process, the parties will try to resolve their differences voluntarily with the aid of an impartial mediator, who will attempt to facilitate negotiations. The mediator will be selected by agreement of the parties. If the parties cannot agree on a mediator, a mediator will be designated by the American Arbitration Association ("AAA"). Any mediator so designated must be acceptable to all parties.

The mediation will be conducted as specified by the mediator and agreed upon by the parties. The parties agree to discuss their differences in good faith and to attempt, with the assistance of the mediator, to reach an amicable resolution of the dispute.

The mediation will be treated as a settlement discussion and therefore will be confidential. The mediator may not testify for either party in any later proceeding relating to the dispute. No recording or transcript shall be made of the mediation proceedings.

Each party will bear its own costs in the mediation. The fees and expenses of the mediator will be shared equally by the parties.

ARBITRATION

If a dispute has not been resolved within ninety (90) days after the written notice beginning the mediation process (or a longer period, if the parties agree to extend the mediation), the mediation shall terminate and the dispute will be settled by arbitration. The arbitration will be conducted in accordance with the procedures in this document and the International Arbitration Rules of the AAA ("AAA Rules"). In the event of a conflict, the provisions of this document will control.

The arbitration will be conducted before a panel of three arbitrators, regardless of the size of the dispute, to be selected as provided in the AAA Rules. Any issue concerning the extent to which any dispute is subject to arbitration, or concerning the applicability, interpretation, or enforceability of these procedures, including any contention that all or part of these procedures are invalid or unenforceable, shall be governed by the Federal Arbitration Act and resolved by the arbitrators. No potential arbitrator may serve on the panel unless he or she has agreed in writing to abide and be bound by these procedures.

Unless otherwise provided in the Agreement, the arbitrators may not award non-monetary or equitable relief of any sort. They shall have no power to award
(i) damages inconsistent with the


                                  Exhibit C-1

Agreement or (ii) punitive damages or any other damages not measured by the prevailing party's actual damages, and the parties expressly waive their right to obtain such damages in arbitration or in any other forum. In no event, even if any other portion of these provisions is held to be invalid or unenforceable, shall the arbitrators have power to make an award or impose a remedy that could not be made or imposed by a court deciding the matter in the same jurisdiction.

No discovery will be permitted in connection with the arbitration unless it is expressly authorized by the arbitration panel upon a showing of substantial need by the party seeking discovery.

All aspects of the arbitration shall be treated as confidential. Neither the parties nor the arbitrators may disclose the existence, content or results of the arbitration, except as necessary to comply with legal or regulatory requirements. Before making any such disclosure, a party shall give written notice to all other parties and shall afford such parties a reasonable opportunity to protect their interests.

The result of the arbitration will be binding on the parties, and judgment on the arbitrators' award may be entered in any court having jurisdiction.


                                  Exhibit C-2